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                                                                    EXHIBIT 23.2


INDEPENDENT AUDITOR'S CONSENT



We consent to the use in Amendment No. 1 to the Registration Statement No. 333-49067 of Staff Leasing, Inc. of our report dated February 20, 1998 appearing in the Prospectus, which is a part of such Registration Statement and to the reference to us under the heading "Experts" in such Prospectus.




/S/ Deloitte & Touche LLP
-------------------------




Stamford, Connecticut
April 7, 1998